[Exhibit 10.1 Cooperation Agreement, dated December 15, 2003, between WinWin Shanghai and Shanghai Lottery.]

                              COOPERATION AGREEMENT
                                  ("Agreement")
                                 [Chinese Text]

Party A: Shanghai Welfare Lottery Issuing Center
[Chinese Text]
Add: Jinxiu building, 9-11 floor South Wulumuqi Road #406,
Shanghai, 200031
[Chinese Text: Chinese Text 406 Chinese Text 911 Chinese Text: 200031 Tel [Chinese Text]: 86-21-54651955: 86-21-64729999*601
Fax [Chinese Text]: 86-21-54651955

Party B:  Win Win Consulting (Shanghai) Co. Ltd.
[Chinese Text]: [Chinese Text]
Add: 680 Zhaojiabank Road, Romm 408, Shanghai, P.R.C. 200031
[Chinese Text]: [Chinese Text] 680 [Chinese Text] 408 [Chinese Text]
Tel: [Chinese Text] 86-21-64666258
Fax: [Chinese Text] 86-21-64731939

Attn: Patrick Rogers, President and CEO
[Chinese Text]: [Chinese Text], PAT ROGERS [Chinese Text]
With copy to: Peter C. Pang, Legal Representative
[Chinese Text]: [Chinese Text], PETER C PANG [Chinese Text]

In order to cooperate on improving the sales and distribution of instant lottery games in the Shanghai municipal district, People's Republic of China ("PRC"), both Party A and Party B referenced above have reach the following agreement after friendly negotiations. [Chinese Text].

The parties hereby agree as follows, having given due consideration of the mutual benefits to be derived and the expertise of the respective parties:
[Chinese Text]:

ONLINE INSTANT LOTTERY TICKET MARKETING & SALES PROGRAM ("Program")
[Chinese Text]

      I.    SERVICES SOUGHT [Chinese Text]

            Party A is in charge of the China Welfare Lottery games in the Shanghai municipal district. Party A desires to seek: [Chinese Text]:

            A. Party B's exclusive advice and counsel on lottery management, lottery television programs, lottery sales, marketing, promotion, distribution and training of sales and marketing personnel associated therewith relating to or connected with a new online instant lottery ticket game or series of games recently approved by the Central Government of China ("Games") for rollout in the Shanghai municipal district; and [Chinese Text].

            B. Party B's expertise in tying said Games to a new television game show broadcast to be produced by Party B with the assistance of local television production partners. These new Games will be created by Party B fundamentally consistent with the new on-line games recently approved by China Welfare Lottery Center Headquarters in Beijing. [Chinese Text].


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

            C. Both parties agree to sign a formal confirmation letter on the effective date of this agreement, so as to specify the types and names of the lottery tickets that is the basis of this cooperation. This confirmation letter shall be the basis of the gross revenue of the lottery tickets tied to the Games (as defined in VI.B). [Chinese Text].

      II.   SERVICES TO BE PROVIDED
            [Chinese Text]

                  Party B, a duly registered Chinese corporation and a wholly-owned subsidiary of Win Win, Inc., a Nevada, USA corporation, hereby agrees to: [Chinese Text]:

            A. Provide the consulting services to Party A as set forth above in Section 1 A above. See Exhibit 1 for greater details; and [Chinese Text].

            B. Provide the services necessary to accomplish the production of a new online instant lottery ticket television program tied to the Games for broadcast with one or more of Party A's cooperation partners at local television stations. See Exhibit 2 for greater details. [Chinese Text].

      III.  CONDITION PRECEDENT TO PROVISION OF SERVICES
            [Chinese Text]

                  Party A desires to cooperate with Party B, and warrants to Party B that it will ensure at least one television station in the Shanghai municipal district will broadcast 50 episodes, at least once per week during prime time television for 50 weeks per year, of a new online instant lottery television game show of at least 20 minutes in length tied to the Games. Both parties will sign an agreement on TV program cooperation specifically about the design, production, and other cooperative matters. The agreement on TV Program will be a premise to the execution of the current agreement. [Chinese Text].

      IV.   AGREEMENT TO ACCEPT REASONABLE ADVICE
            [Chinese Text]

                  Party A welcomes Party B's services enumerated in Exhibits 1 and 2, and agrees to timely implement as many of the suggestions as possible and permitted by the laws and regulations of the PRC and the rules governing the operation of China Welfare Lottery Center. [Chinese Text].

      V.    EXPENSES ASSOCIATED WITH PROGRAM

                  Party B agrees to bear all out-of-pocket costs related to the implementation of its consultation services as enumerated in Exhibits 1 and 2 during the first year of the agreement, except for the internal and overhead costs of Party A, which Party A agrees that such expenses and costs are for its own account. During the second and third years of the Agreement, the cost of implementation of the suggestions, except the internal and overhead costs of either Party, shall be an expense of the joint cooperation and paid out of the Shanghai GRP or Maximum Shanghai GRP (as defined below) prior to


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

                  any distributions to the parties hereto. Shanghai GRP or Maximum Shanghai GRP less the out-of-pocket expenses referenced above, as the case may be, shall be hereinafter be referred to as Lesser Shanghai GRP or Lesser Maximum Shanghai GRP, respectively. [Chinese Text].

      VI.   FIELD SUPPORT BY PARTY A

            A. Party A shall support and assist Party B in its effort to maximize Party A's gross revenue percentage (as defined below) for this Program from the sale and distribution of online instant lottery tickets tied to the Games. The breakdown of how revenue from sale of online instant lottery tickets tied to the Games is calculated according to the current PRC and China Welfare Lottery regulations is as follows: [Chinese Text]:

                  1. 50% of the revenue generated from such sale is used to pay for winners of the Games; [Chinese Text];

                  2. 35% of the revenue generated from such sale belongs to China Welfare Lottery to be used for welfare purposes:
                        [Chinese Text];

                  3. 2.85% is used for payment for printing of tickets and other related expenses; [Chinese Text];

                  4. 1.3% is used for payment to facility that provides support for scanners necessary to management and track sales of the instant lottery tickets for the Games; [Chinese Text];

                  5. 7% is given to retailers/distributors who distribute the online instant lottery tickets; [Chinese Text];

                  6. 1.5% is given to a management organization for handling and managing the distributors for the online instant lottery tickets; and [Chinese Text];

                  7. 2.35% is the gross revenue percentage (before expenses) that remains with Party A ("Shanghai GRP")

            B. Party A and Party B hereby agree that Party B shall use its reasonable efforts, with the strong backing and support of Party A, to persuade, modify, change or otherwise make available alternatives or incentives to all parties, entities or channels of approvals in the Central, Provincial and Local Government of the PRC having an interest in or otherwise in a position to dictate the percentages set forth in A1 through A6, to accept less than the percentages so indicated for their contributions to the Program, thereby increasing the net percentage of the Shanghai GRP subject to distribution under this Agreement (the sum of the aggregate percentages pulled or released from A1 through A6 above, plus the original Shanghai GRP referenced in A7 shall hereinafter be referred to as "Maximum Shanghai GRP"). This means Party A shall clear the way for regulatory approval, if necessary, as well as assistance in renegotiation of any existing arrangements with printers, lottery management companies, distributors, retailers and other sellers of instant lottery tickets currently part of Party A's network. For purposes of this Agreement, the Shanghai GRP and the Maximum Shanghai GRP (and their corresponding Lesser Shanghai GRP and Lesser Maximum Shanghai GRP as defined above) shall be calculated on the aggregate gross revenue of Games that are tied to the television shows and the specific Games that the parties designate in advance will


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

                  benefit directly from Party B's advice, action, investment in out-of-pocket expenses, or utilized Party B's methodology, know-how, strategy or other proprietary information, regardless of whether such Games are tied to one or more television shows. [Chinese Text].

            C. Party A also agrees to open its relevant books and records in a timely fashion, including all relevant existing agreements and arrangements with all parties related to the sales and distribution of instant lottery tickets in the PRC so as to enable Party B to provide quality advice and improvements to Party A and to avoid duplication of effort. Party B shall keep such information confidential and is willing to sign any reasonable confidentiality and non-disclosure agreement as may be proposed by Party A. [Chinese Text].

      VII.  PAYMENT
            [Chinese Text]

            A. In consideration of all of Party B's efforts and services enumerated herein, including efforts to increase the Shanghai GRP to Maximum Shanghai GRP, Party A agrees that Party B shall be rewarded promptly for its efforts. This means payments to party B shall be made within 15 days following the end of each quarter based on the sales of that quarter (Shanghai GRP/Maximum Shanghai GRP X Allocation Percentage.). [Chinese Text].

            B. During the first year of this Agreement, because all of the out-of-pocket expenses for the Program are paid by Party B, Party A and Party B shall split the Shanghai GRP or the Maximum Shanghai GRP, as the case may be, with 30% of the Maximum Shanghai GRP (or Shanghai GRP if there has been no increase in net percentage) for Party A and 70% for Party B. [Chinese Text].

            C. During the second and third years, because the out-of-pocket expenses for the Program (exclusive of all fees associated with the production and broadcast of the TV programs tied to the Games) are paid out first from the aggregate pool of percentages remaining prior to distribution to the parties thereto. Party A and Party B shall split the Lesser Shanghai GRP or the Lesser Maximum Shanghai GRP, as the case may be, with 40% of the Lesser Maximum Shanghai GRP (or lesser Shanghai GRP if there has been no increase in net pool percentage) for Party A and 60% for Party B. However, should the overall gross revenue of the Games upon which the Shanghai gross revenue or Maximum Shanghai gross revenue are calculated for the second and third years increase or fall below the gross revenue established in the year immediately preceding expressed in percentage points of total gross revenue, then Party B's share of the percentage split between Party A and Party B shall be adjusted likewise in the same percentage points. Party B's percentage share of the split for all the years following year one and any renewals or extensions hereof shall also be adjusted up or down based on the increase or decrease in gross revenue from the year immediately preceding. In no event shall Party A's share of the percentage split with Party B fall below 15%.

                  [Chinese Text].

                  [Chinese Text].

            D. During the second and third years when the out-of-pocket expenses are agreed to be


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

                  reimbursed out of the Shanghai GRP or the Maximum Shanghai GRP (as indicated below), as the case may be, both Party A and Party B agree to advance such out-of-pocket expenses as needed on a 50/50 basis for operations in accordance to an annual budget mutually agreed to by the parties and then submit receipts for reimbursement prior to distributions to either party. Reimbursement to Party A or payments to Party B shall be made via wire transfer into an account designated by the appropriate Party. As indicated above (paragraph VII A), payments to Party B shall be made on the basis of the percentage split (60%) set forth herein within 15 days after the end of each quarter. However, at the end of each year, adjustments to the Shanghai GRP or Maximum Shanghai GRP, as the case may be, shall be made to the total paid out percentage to reflect increases or decreases in total annual sales. [Chinese Text].

         GENERAL PROVISIONS
         [Chinese Text]

            A. The Agreement is executed by authorized representatives from both parties on 15 (date), 12 (month), 2003 in Xuhui the Shanghai District, China. [Chinese Text]

            B. This Agreement shall be governed by the laws of the People's Republic of China. Any dispute arising out of this Agreement shall be settled in accordance with the rules of the China International Economic & Trading Arbitration Association in Shanghai, PRC. The parties hereto execute this agreement with the intent to be legally bound. Both the English version and the Chinese version of this Agreement shall be given equal weight in interpreting the intent of the parties. [Chinese Text]

            C. This Agreement, and the rights and obligations stemming from such an agreement, shall be assignable and transferable by Party B, with the consent of Party A, to another entity under the direction and control of Party B. This Agreement shall have a duration of three (3) years, ending on the third anniversary of the effective date of this Agreement. Unless written notice is received by the renewing party clearly stating that the non-renewing party has no intention to renew this Agreement at least 180 days prior to the third anniversary of the effective date of this Agreement, this Agreement shall automatically renew on substantially the same terms and conditions for an additional three-year term, except that all out-of-pocket expenses shall be shared for the following three year term in the same manner as it was shared in years two and three of the Agreement. The `effective date' herein refers to the issuing date of the cooperative lottery tickets tied to the Games. [Chinese Text].

            D. This Agreement shall remain in full force and effect during its entire duration and may renewals thereof unless it is cancelled or terminated by either party with cause, or unless its continuation is in violation of Chinese Law and Regulations. [Chinese Text].

            E. In the event there are circumstances or conditions beyond the control of the parties, such as political changes, severe economic conditions, natural disasters or other conditions that would normally be considered beyond the control of the parties such as Force Majeure conditions, then this Agreement shall be amended and continued to reflect the changed circumstances or events. [Chinese Text].


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

Party A:                                 Party B:
Shanghai Welfare Lottery Ltd.            Win Win Consulting (Shanghai) Co.

Issuing Center
[Chinese Text]                           [Chinese Text]

Authorized representative:               Authorized representative:
[Chinese Text]                           [Chinese Text]

/s/ [Chinese Text]                       /s/ Patrick Rogers

(Chop, [Chinese Text])
Date: 15 (date, 12 (month), 2003
2003 [Chinese Text] 12 [Chinese Text] 15 [Chinese Text]


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

                                    EXHIBIT 1
                                 [Chinese Text]

                         CONSULTING SERVICES FOR PARTY A
                                 [Chinese Text]

1)    Produce a new television game shows tied to the Games: [Chinese Text];

2) Develop new ways to "play the games" to enhance customer interest; [Chinese Text];

3) Develop complete marketing programs to increase sales and customer awareness; [Chinese Text];

4) Develop, train and assist in the implementation of a sales and network that incentives and rewards dealer/distributor loyalty and performance; [Chinese Text];

5) Develop, train and assist in the implementation of various promotional programs that generate customer awareness, sales, hype, viewer interest and viewer participation; [Chinese Text];

6) Improve and streamline distribution network to maximize profit and cash flow; [Chinese Text];

7) Assist with the design of instant lottery tickets to increase non-winning ticket value and customer retention value; [Chinese Text];

8) Design and implement a sales system that maximizes efficiency, improves and consolidates record keeping and reporting, and distributor accountability; [Chinese Text];

9) Develop a profit sharing system tied to ticket sales that encourages dealers/distributors to improve sales; [Chinese Text];

10) Develop and implement an advertising campaign that will reach new customers; [Chinese Text];

11) Develop new ways to link the instant lottery sales to other businesses who may profit from such association; and [Chinese Text];

12) Develop ways to link China's lottery programs to programs in other countries. [Chinese Text].


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

                                    EXHIBIT 2
                                 [Chinese Text]

        SERVICES RELATED TO PRODUCTION AND BROADCAST OF A NEW TELEVISION
                              INSTANT LOTTERY SHOW
                                 [Chinese Text]

1) Assist, advise, produce and broadcast a new high quality of television show tied to the Games; [Chinese Text];

2) Advise on production, methods to improve quality and efficiency; [Chinese Text];

3) Introduce and advise on available software that will be useful in production and post production tasks; [Chinese Text];

4) Advise on distribution of programs to other local affiliates to improve viewership and viewer retention; [Chinese Text];

5) Advise on various revenue models that will improve net income to local television stations; [Chinese Text];

6) Advise on ways to reduce expenditure for game sets and utilize high technology and software to emulate sets; [Chinese Text];

7) Advise on television program production to allow for possible audience participation; and [Chinese Text];

8) Advise and potentially "participate" on other ways to generate revenue for the television station involved in the production and broadcasting of lottery shows. [Chinese Text].


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